CONFIDENTIAL DRAFT





          June 19, 1997



     Gary Peiffer, Esq.
     319 Ardmore Road
     Hohokus, New Jersey  07423

     Re:  TERMINATION OF EXECUTIVE
               EMPLOYMENT AGREEMENT

     Dear Gary:

               This letter confirms the ter
     mination of the Amended and Restated
     Executive Employment Agreement (the
     "Agreement") dated as of April 1, 1997
     between Aegis Consumer Funding Group,
     Inc. (the "Company") and Gary Peiffer (the
     "Executive") and certain related matters effective as of the date of this letter. For good and valuable consideration the receipt of which is acknowledged the Company and the Executive have agreed as follows:

     1.   Defined terms used but not other
               wise defined herein shall have the
               meaning ascribed to them in the
               Agreement.

     2.   The Agreement is terminated in all
               respects except for the continuing
               obligations of the Executive under
               Section 10 of the Agreement.  The
               Executive hereby confirms his vol
               untary resignation as an officer and
               director of the Company.

     3.   The amount of the Advance (as de
               fined in Section 4(b) of the Agree
               ment) which remains unpaid by the
               Executive to the Company is hereby
               cancelled and declared to be no lon
               ger due and owing by the Executive
               to the Company.  The Executive
               hereby releases and waives any and
               all claims he may have against the
               Company arising under or pursuant
               to the Agreement or any prior
               agreement relating to his employ
               ment with the Company, including
               but not limited to claims to receive
               severance or bonus payments or to
               exercise options to purchase shares
               of the Company's Common Stock.

     By executing and returning a copy of this letter please confirm the foregoing terms to be our agreement with respect to the mat ters set forth herein as of the date of this letter.

     AEGIS CONSUMER FUNDING
     GROUP,INC.




          By:


               Joseph F. Battiato

               President



     Accepted and agreed to this
        day of June, 1997 but as of
     the date first above written.




       Gary Peiffer